Exhibit 10.42

Portions of this exhibit marked with an “*” have been omitted and filed separately with the Securities & Exchange Commission pursuant to a request for confidential treatment

ACT Videoconferencing, Inc.
100 Minuteman Road
Andover, MA 01810

VIDEOCONFERENCE SERVICES AGREEMENT

This Agreement is made between ACT Videoconferencing, Inc. (“ACT Videoconferencing”), with its principal place of business at 100 Minuteman Road, Andover, MA 01810 and Bristol-Myers Squibb Company (“Customer”), with its principal place of business at 345 Park Avenue NY, NY, on behalf of its subsidiaries, affiliates and divisions.

“ACT Videoconferencing and Customer agree that the following terms and conditions will govern Statements of Work for certain services related to videoconferencing, which may include, but are not limited to: certain services related to videoconferencing which may include, but are not limited to: videoconference services, educational services, custom solutions, equipment/network installation, and related consulting services (“Services”) ordered pursuant to such Statement of Work. The parties agree that in order for any videoconferencing services to be performed by ACT Videoconferencing and received by Customer, the parties must first execute a Statement of Work specifying in detail the services to be performed, the price to be paid, and any other required information.”

NOW, THEREFORE, in consideration of the covenants herein contained and other good and valuable consideration, the parties agree as follows:

1. SCOPE OF AGREEMENT.

1.1 This Agreement sets forth the terms and conditions governing ACT Videoconferencing’s performance and delivery of the Services described in each Statement of Work (“SOW”). An SOW will be executed by the parties each time ACT Videoconferencing provides Services to Customer (“Project”) and incorporated into and made a part of this Agreement. Each SOW shall contain, at a minimum, the Completion Criteria as defined in Section 8, cure periods and milestones payments, if applicable.

1.2 Customer acknowledges and agrees that this Agreement does not eliminate the need for any purchase agreement, license, or similar document between ACT Videoconferencing and the Customer for the purpose of purchasing ACT Videoconferencing products or maintenance services.

2. FEES AND PAYMENT.

2.1 Customer agrees to pay ACT Videoconferencing Service fees in US Dollars in accordance with the SOW. The fees hereunder do not include federal, state or local excise, sales, value-added, use and other taxes now or hereafter levied or imposed on the Services provided under this Agreement. Customer shall pay such taxes in full, provide to ACT Videoconferencing an acceptable tax exemption certificate, or reimburse ACT Videoconferencing in full for any such taxes paid by ACT Videoconferencing. ACT Videoconferencing shall be responsible for payment of taxes on ACT Videoconferencing’s net income.

2.2 Invoices are due and payable fifty (50) days following Customer’s receipt thereof and Customer will receive a 5% discount on all invoices paid in 30 days or less.

3. ACT VIDEOCONFERENCING PERSONNEL POLICIES.

3.1 ACT Videoconferencing reserves the right to (a) determine the assignment of ACT Videoconferencing personnel for performance under any SOW, (b) replace or reassign such personnel, or (c) subcontract with qualified third parties for all or part of the Services. No person performing Services on behalf of ACT Videoconferencing shall be restricted or prevented from performing similar services for others. Notwithstanding the foregoing, no permitted subcontracting shall relieve ACT Videoconferencing of its responsibility and liability for any work performed by its subcontractor.

3.2 ACT Videoconferencing personnel performing long-term Services at Customer’s site may spend days off-site, at ACT Videoconferencing’s discretion. ***

3.3 If Services are performed at Customer's site, ACT Videoconferencing personnel will conform to Customer's reasonable work hours and security procedures.

3.4 ACT Videoconferencing shall be responsible for drug testing and background checks to insure that its employees do not abuse illegal substances, have no outstanding felony convictions, and have no history of crimes against property, crimes of violence or recurring drug abuse or dependency.

4. CUSTOMER’S OBLIGATIONS.

4.1 Customer shall furnish the necessary materials, facilities, and management resources identified in the SOW. Customer agrees that the timely and successful implementation of the Project described in any SOW requires punctual and accurate participation and cooperation by Customer.

4.2 The Project described in the SOW may proceed in phases or milestones. ACT Videoconferencing may require Customer to accept prior phases or milestones before ACT Videoconferencing proceeds with subsequent phases or milestones.

5. SERVICE REPRESENTATIVES.

5.1 Each party shall identify a Representative prior to the inception of any Project.

5.2 The Representatives shall represent their respective parties in all aspects of this Agreement. Each party represents that its Representative has the authority to coordinate all of its responsibilities and to approve or resolve any issue regarding this Agreement. All communications relating to this Agreement will be addressed to the appropriate Representative.

6. CHANGES. Either party may request a change to the SOW in writing (“Change Authorization”). If signed by both parties, the Change Authorization in the form attached will set forth any modifications to the SOW including, but not limited to, changes to any specifications, fees, completion schedules or other terms. A Change Authorization signed by both parties is the only means of modifying an SOW, and will be governed by the terms of this Agreement.

7. REPRESENTATIONS AND WARRANTIES. ACT Videoconferencing represents and warrants that: (a) All Services will be performed diligently, timely, professionally, and in accordance with all applicable Videoconference and industry standards, (b) ACT Videoconferencing is authorized and has the legal right to perform all Services required under this Agreement and is not subject to any contractual or other legal impediment which would restrict, impair or prevent ACT Videoconferencing from performing its obligations under this Agreement; and (c) ACT Videoconferencing shall re-perform any work not in compliance with this warranty, or any SOW, brought to its attention within a reasonable time after that work is performed at no additional cost to Customer.

7.1 ACT Videoconferencing warrants (a) unless authorized in writing by Customer or (b) necessary to perform valid duties under this Agreement, any Software provided to Customer by ACT Videoconferencing, or used by ACT Videoconferencing to perform its duties hereunder shall: (1) contain no hidden titles, (2) not replicate, transmit, or activate itself without control of a person operating computing equipment on which it resides, (3) not alter, damage, or erase any data or computer programs without control of a person operating the computing equipment on which it resides, (4) except for license date expiration and copy protection purposes contain no key, node lock, time-out or other function, whether implemented by electronic, mechanical or other means, which restricts or may restrict use or access to any programs or data developed under this Agreement, based on residency on a specific hardware configuration, frequency of duration of use, or other limiting criteria. Provided and to the extent any program has any of the foregoing attributes, and notwithstanding anything elsewhere in this Agreement to the contrary, ACT Videoconferencing shall be in default of this Agreement, and no cure period shall apply. In addition to any other remedies available to it under this Agreement, Customer reserves the right to pursue any civil and/or criminal penalties available to it against ACT Videoconferencing. ACT Videoconferencing agrees, in order to protect Customer from damages which may be intentionally or unintentionally caused by the introduction of Illicit Code to Customer’s computer network, no software will be installed, executed, or copied on Customer’s equipment without the express approval of Customer’s Representative.

8. COMPLETION.

8.1 Each phase or milestone identified in the SOW will have separate, detailed written conditions which ACT Videoconferencing is required to meet to satisfy its obligations under this Agreement (“Completion Criteria”). Acceptance for Services within a phase or milestone will be deemed to occur upon the satisfaction of the Completion Criteria for that phase. ACT Videoconferencing will notify Customer promptly when ACT Videoconferencing has met the Completion Criteria and any payment associated with that phase will then be due in accordance with Section 2 and non-refundable.

8.2 ACT Videoconferencing will notify Customer when ACT Videoconferencing believes that the Project has been completed and when the final acceptance test will be performed, if any. ACT Videoconferencing will perform and Customer may observe the acceptance test to demonstrate that the Completion Criteria have been met. On completion of the test, all remaining payments shall become due and non-refundable in accordance with Section 2.

8.3 In the event that Customer reasonably rejects any phase or milestone, ACT Videoconferencing shall be given a reasonable opportunity to cure by achieving the Completion Criteria and the timing or deadline for any subsequent milestones will be adjusted accordingly.

10. NOTICES. All notices or correspondence under this Agreement shall be sent by overnight mail or facsimile to the Representatives at the following addresses:

ACT Videoconferencing Corporation	Company: Bristol-Myers Squibb Company
100 Minuteman Road	Address: 100 Nassau Park Blvd
Andover, MA 01810	Princeton NJ 08540
Attn: Managing Director	Attn: Category Leader Telecommunications
Phone: (978) 292-5653	Phone: 609-419-5032
Fax: 978-292-3064	Fax: 609-419-7196

10. OWNERSHIP OF INVENTIONS AND COPYRIGHTS.

10.1 Videoconference Services Material shall include, but is not limited to, software, tools, equipment, special products, documentation, media, reports, curriculum and course materials, specifications and any work product, excluding hardware and equipment, which are delivered to the Customer under this Agreement as set forth in the SOW (“Videoconference Services Material”).

10.2 ACT Videoconferencing shall have the exclusive ownership of any Videoconference Services Material and of any inventions, discoveries, improvements, ideas, techniques or know-how embodied in the Videoconference Services Material or otherwise conceived by ACT Videoconferencing hereunder and all intellectual property rights attendant thereto; provided such inventions, discoveries, improvements, ideas, techniques or know-how, which may have been conceived while ACT Videoconferencing was providing the Services, do not incorporate Customer’s proprietary information ACT Videoconferencing retains the right to use and provide to third parties in the normal course of business copies or portions of the Videoconference Services Material or works derived from the Videoconference Services Material. ACT Videoconferencing will not include in the Videoconference Services Material any confidential or proprietary information of Customer, or use Customer’s name in the Videoconference Services Material when provided to third parties. ACT Videoconferencing shall not in any way be precluded from using any generalized knowledge or expertise that ACT Videoconferencing acquires during the performance of Services under this Agreement.

11. INDEMNIFICATION. ACT Videoconferencing will indemnify and hold Customer harmless from and against any and all losses, damages, expenses (including reasonable attorney’s fees), claims, liabilities, suits or actions for (a) personal injury or property damage resulting from the performance or non-performance of ACT Videoconferencing’s work pursuant to this Agreement on Customer’s premises, to the extent caused by the negligence of ACT Videoconferencing, its subcontractors, its or their employees, or anyone for whose acts they are legally liable, or (b) ACT Videoconferencing’s infringement of any copyright, patent or other intellectual property right of any kind whatsoever arising out of systems provided or work performed by ACT Videoconferencing (excluding infringement by Customer’s products, trademarks, trade names, service marks, etc., of others’ patents, names or marks); provided that (i) Customer promptly notifies ACT Videoconferencing in writing of the claim, (ii) ACT Videoconferencing has sole control of the defense and all related settlement negotiations, and (iii) such indemnification and save harmless obligation will be limited in the case of real or tangible property to the reduction in value or replacement cost of such property.

11.1 If any software developed or provided under this Agreement becomes the subject of a claim under this Section, or in ACT Videoconferencing’s opinion is likely to become the subject of such a claim, then ACT Videoconferencing may, at its option, either (a) replace or modify the software to make it non-infringing or cure any claimed misuse of another’s trade secret, while maintaining equivalent functionality, (b) procure for Customer the right to continue using the software pursuant to this Agreement, or (c) replace the software with software which has reasonably equivalent functionality and is non-infringing or which is free of claimed misuse of another’s trade secret. Any costs associated with implementing any of the above alternatives shall be borne by ACT Videoconferencing. Notwithstanding anything to the contrary stated above, Customer shall be responsible for any such claim arising solely from ACT Videoconferencing’s adherence to Customer’s written instructions or directions.

12. TERM AND TERMINATION.

12.1 This Agreement will become effective when executed by both parties and will continue in full force unless terminated in accordance with this Section 12.

12.2 Customer may not terminate this Agreement prior to one year from the effective date. After at least one year from the effective date Customer may, upon thirty (30) days prior written notice, terminate this Agreement or any Statement of Work, in whole or in part, without cause. If the Agreement is so terminated, Customer will only be liable for payment in accordance with Section 2 for Services rendered prior to the effective date of termination and for which payment has not been made.ACT Videoconferencing will not have the right to terminate this Agreement; however, ACT Videoconferencing may suspend its performance for nonpayment of proper and accurate invoices, for work already performed, until such invoices have been paid.

12.3 Either party may request termination of this Agreement or any SOW upon written notice to the other if a party fails to meet any of its material obligations under this Agreement. Upon receipt of such notice, the Representatives will meet and discuss their reason for the requested termination. After the parties meet, the defaulting party will have thirty (30) days, or a longer period if the parties agree, to correct the failure. If such party does not correct the failure, then the aggrieved party may terminate the Agreement and/or the SOW and, except as provided in Section 12.4, neither party shall have any further liability to the other.

12.4 ACT Videoconferencing may immediately suspend its performance in the event that Customer fails to pay ACT Videoconferencing any invoice when thirty (30) days past due.

12.4 Sections 2, 7, 10, 11 and 13 shall survive the expiration or termination of this Agreement or any SOW.

12.5 Customer may elect to extend the Agreement for an additional year at the same rates, terms and conditions provided the Customer provides thirty (30) days written notice prior to the end of the initial term.

13. LIMITATION OF LIABILITY. EXCEPT FOR CLAIMS FOR WHICH ACT VIDEOCONFERENCING HAS INDEMNIFIED CUSTOMER, IN NO EVENT WILL ACT VIDEOCONFERENCING BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, LOST BUSINESS PROFITS, OR LOSS, DAMAGE OR DESTRUCTION OF DATA, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), BREACH OF WARRANTY OR OTHERWISE, EVEN IF ACT VIDEOCONFERENCING HAS BEEN ADVISED AS TO THE POSSIBILITY OF SAME, AND ACT VIDEOCONFERENCING’S MAXIMUM LIABILITY FOR ALL OTHER DAMAGES WILL BE LIMITED IN ANY EVENT TO THE AMOUNT PAID BY CUSTOMER TO ACT VIDEOCONFERENCING UNDER THE APPLICABLE SOW. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES AND THE ABOVE EXCLUSION OR LIMITATION MAY NOT APPLY.

14. CONFIDENTIALITY. ACT Videoconferencing shall keep confidential and secret any and all confidential and proprietary information disclosed to it. “Confidential Information” shall include, but not be limited to, trade secrets, know-how, proprietary information, formulae, processes, techniques and information relating to Customer past, present and future marketing, financial, and research and development activities that may be disclosed, whether orally or in writing, to ACT Videoconferencing by Customer and/or its parent, subsidiary or affiliate companies, or that may be otherwise received or accessed by ACT Videoconferencing in the course of performing this Agreement. ACT Videoconferencing expressly agrees that any Confidential Information it discovers or develops under this Agreement shall not be used or disclosed by it to any third party, nor shall ACT Videoconferencing show this Agreement or disclose the existence, nature or subject matter of this Agreement to any third party without the prior written consent of Customer. ACT Videoconferencing’s obligations not to disclose Confidential Information to third parties and otherwise not to use Confidential Information shall survive the termination of this Agreement. ACT Videoconferencing shall not duplicate any material containing Confidential Information except in the direct performance of its obligations under this Agreement. ACT Videoconferencing shall return all copies of materials containing Confidential Information upon ACT Videoconferencing’s completion of services under this Agreement or upon any earlier termination of this Agreement for any reason whatsoever.

ACT Videoconferencing acknowledges that, in the event of any breach of the provisions of this Section 14, Customer shall suffer damages that are not easily determinable, and shall be entitled to seek equitable relief, including, without limitation, an injunction or an order for specific performance, in addition to all other remedies available to Customer at law or in equity.

“Information regarding videoconferences, such as, but not limited to content of videoconferences, Customer access or other authorization codes, names, phone numbers and addresses of videoconference participants and any other information related to the use of the videoconferencing services by Customer, shall be treated as confidential and shall not be used or disclosed by ACT Videoconferencing, except pursuant to its obligation under this Agreement.”

15. FORCE MAJEURE. In no event shall either party be liable to the other for any delay or failure to perform under this Agreement which is due to causes beyond its reasonable control. Performance times under this Agreement shall be considered extended for a period of time equivalent to the time lost because of any such excusable delay.

16. GENERAL.

16.1 Customer shall have the right to assign or transfer this Agreement or any of its interests herein (including without limitation rights and duties of performance) to any entity (i) which owns more than fifty percent (50%) of Customer’s issued and outstanding voting stock, (ii) in which Customer owns more than fifty percent (50%) of the issued and outstanding voting stock, (iii) which acquires all or substantially all of Customer’s operating assets or the operating assets of any affiliate or subsidiary of Customer, (iv) into which Customer is merged or reorganized pursuant to any plan of merger or reorganization, or (v) any firm which Customer may engage to operate Customer’s data processing facilities, its business, or any portion thereof (“Outsourcer”). There shall be no charge to Customer or the assignee for any assignment hereunder. 16.2 Either party’s failure to enforce any provision of this Agreement will not be deemed a waiver of that provision or of the right to enforce it in the future.

16.3 This Agreement will be governed by the laws of state of New Jersey, U.S.A.

16.4 If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

16.5 Neither party may advertise or promote using the name or description of the other Party (including, but not limited to, disclosing the existence of the Agreement), without in each instance the express prior written consent of the other party.

16.6 During the term of this Agreement and for two (2) years thereafter, Customer shall have the right ***

16.7 The parties to this Agreement are independent contractors and nothing contained in this Agreement shall be construed to place the parties in the relationship of employer and employee, partners, principal and agent, or joint venturers. Neither party shall have the power to bind or obligate the other party nor shall either party hold itself out as having such authority.

16.8 Neither party shall make any commitments or disbursements or incur any obligations in the name of, on behalf of or for the other party and/or the other party’s subsidiary or affiliate companies, without the prior written approval of the other party.

THIS AGREEMENT, TOGETHER WITH ANY STATEMENT OF WORK OR AMENDMENT EXPRESSLY MADE A PART HEREOF AND SIGNED BY BOTH PARTIES, IS THE EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, SUPERSEDING ALL COMMUNICATIONS, PROPOSALS OR PRIOR AGREEMENTS, ORAL OR WRITTEN, RELATING TO THIS SUBJECT MATTER. IN THE EVENT OF ANY EXPRESS CONFLICT OR INCONSISTENCY BETWEEN THIS AGREEMENT AND ANY STATEMENT OF WORK OR OTHER ATTACHMENT, THE TERMS OF THIS AGREEMENT WILL CONTROL.

Customer:

Signature:

Name:

Title:

Company Name:

Date:

ACT Videoconferencing Corporation

Signature:

Name:

Title:

Effective Date:

“EXHIBIT A”

STATEMENT OF WORK

This Statement of Work is entered into pursuant to the Videoconference Services Agreement between                                                                                            (“Customer “) and ACT Videoconferencing Corporation (“ACT Videoconferencing”) dated                                     , 200     (the “Agreement”).

Description of Scope of Work:

Any Special Terms/Additional Compensation:

Customer and ACT Videoconferencing approve the above arrangements and acknowledge that the Services to be performed hereunder are subject to the terms and conditions of the Agreement which are incorporated by reference.

CUSTOMER	ACT VIDEOCONFERENCING CORPORATION

Authorized Signature	Authorized Signature

Name	Name

Title	Title

Date	Date

ACT Videoconferencing, Inc.
100 Minuteman Road
Andover, MA 01810

VIDEOCONFERENCE SERVICES AGREEMENT
CHANGE AUTHORIZATION

The parties agree to modify the SOW as follows:

This change shall become effective on                             .
(Date)

In the event of any conflict or inconsistency between the terms of this Change Authorization and the terms of the SOW, the terms of this Change Authorization shall control.

Customer:	ACT Videoconferencing Corporation

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Effective Date:

“Exhibit A”

STATEMENT OF WORK
For
VIDEOCONFERENCE SERVICES

This Statement of Work (“SOW”) for Videoconference Services is hereby incorporated into and made a part of the Videoconferencing Services Agreement between Customer (“Customer”) and ACT Videoconferencing, Inc. (“ACT Videoconferencing”) dated                                                       (“Agreement”). This SOW describes the videoconference services (“Videoconference Services”) to be provided by ACT Videoconferencing and its wholly owned subsidiaries and/or affiliates hereunder. This SOW will commence on the date first written above and shall continue in full force and effect unless otherwise terminated in accordance with the Agreement. The parties agree to discuss any extension of the term of this SOW at least six months prior to its expiration.

Any modifications to the SOW must be agreed to by the parties in writing pursuant to the Agreement’s “Change Authorization Form”.

The following Attachments are hereby incorporated into and made part of this SOW by reference:

Attachment 1 – Global Videoconferencing Services RFP dated 9/01
Attachment 2 – Questions and Answers dated October 26, 2001
Attachment 3 – Service Pricing
Attachment 4 – Regional Network Pricing

I. Definitions:

For purposes of this SOW, the following definitions shall apply:

“CSC” means the ACT Videoconferencing Conference Service Center.

“VCS” means a Videoconferencing System.

“Host” shall be defined to be the Site originating the multipoint videoconference call. The entire videoconference call, including all Site participants for the length of the call is billed to the Host, in accordance with the procedures and costs identified in this SOW.

“Site(s)” shall be defined to be Customer’s locations, or a location specified by Customer, participating in a multipoint videoconference call.

“Site Coordinator” shall be defined to be a contact at Customer’s Site who is trained and knowledgeable about videoconferencing systems. Each Site with a videoconferencing room has a Site Coordinator to assist with the set-up, reservations, and use of the videoconferencing systems.

***

***

“Set-Up Period” means, for Multipoint videoconference calls, the period of time prior to the scheduled start time of the videoconference to enable ACT Videoconferencing to perform Call Launching activities. For Multipoint videoconferences with seven (7) or less registered sites involved, ACT Videoconferencing will require a (15) minute Set-Up Period. For Multipoint videoconferences with eight (8) or more registered sites, a Set-Up Period of thirty (30) minutes will be required.

“Metrics”, for the purpose of computing ACT Videoconferencing’s Start on Time metrics of any videoconference, the Set-Up Period will not be considered to start until ALL Customer registered videoconference sites participating in a given conference are available for Call Launching in the “ACT Videoconferencing Ready” state.

“Call Launching” shall be defined as a conference that is initiated by ACT Videoconferencing to customer site from the bridge.

II.    Scope of Service

A.
The Videoconference Services to be provided by ACT Videoconferencing to Customer include Site Registration, Conference, Multipoint Conferencing, Call Launching, Conference Support, Problem Management, Conference Reporting and Billing (“Videoconference Services”). Definitions for these Services are identified in this SOW. Said Videoconference Services shall be provided by ACT Videoconferencing 24 hours/day, 7 days/week.

B.	Registered Customer site locations will be provided with ***

C.
The language in which the Videoconference Services will be delivered to Customer will be coordinated by ACT Videoconferencing’s staff at no cost in accordance with page 23 of Attachment 1. Translation services for languages not listed will be charged on an ad hoc basis.

D.	Multipoint videoconferences will be delivered by ACT Videoconferencing ***

E.	ACT Videoconferencing will launch all Multipoint videoconference calls, *** from its bridging facility to each Site using “Call Launching” unless otherwise specified by Customer. ***

III.    Site Registration

A.
In order for a Site to participate in a multipoint videoconference, Customer must complete a Room Information Form, an example of which is provided in the Policies & Procedures Manual, which has been (or will be) provided to Customer. ACT Videoconferencing will then test Customer’s Site to ensure that the connectivity capabilities and system integrity of Customer’s equipment and network will work with ACT Videoconferencing’s network and bridging services. Upon successful completion of said registration test, ACT Videoconferencing will document Customer’s Site as registered (“Registered Sites”) and said Site will be able to participate in any subsequent videoconference ***. If BMS subscribes to Problem Management offering, ACT Videoconferencing will work with BMS vendors to resolve issue (s). If BMS declines Problem Management offering, it will be BMS’s responsibility to work with BMS vendors to resolve issue (s).

B.
In the event that Customer modifies any such Registered Site in a material way which may impact the multipoint videoconference connectivity or system integrity, including but not limited to a Customer facility change, change to wiring, network vendor, videoconference equipment, or the like, Customer shall notify ACT Videoconferencing prior to scheduling any multipoint videoconference. Said Site must be re-registered in accordance with Section IIIA above.

IV.    Conference Scheduling and Reservations

A.	Reservations

1.
Reservation requests will be accepted by the CSC by Host, Site Coordinators, or any employee of Customer via phone, fax, web or e-mail. ACT Videoconferencing will make reservations based on the time zone of the Host/requesting location, and shall inform Customer of such, unless otherwise specified by the Host/requester.

2.
At the time of reservation, Customer requester shall supply Customer’s company code and cost center code. The cost center code is chargeable to the Host for the entire multipoint videoconference call, including all participating Sites. ACT Videoconferencing will reject any scheduling request if said code is not provided. Only one (1) code shall be accepted by ACT Videoconferencing for said videoconference.

3.	Reservations should be received by the CSC at least 24 hours before the required start time of any multipoint videoconference.

4.	Reservation requests which include Sites that have not completed a Site registration test cannot be processed until the Site registration has been completed, in accordance with Section III above.

B.	Confirmations

All requesters and designated Customer personnel who are to be scheduled for an ACT Videoconferencing videoconference will be asked to select their preferred method of contact (either fax or e-mail) for confirmations sent from ACT Videoconferencing’s scheduling system. Said confirmation shall be within 2 hours of ACT Videoconferencing’s receipt of Customer’s reservation request.

C.	Modifications to Reservations

1.	Modifications as described herein above, will be allowed to be made provided that the changes involve properly Registered Sites

2.	Reservations include video Multipoint meetings and can be made by Customer designated site coordinators and conference requesters.

D.	Cancellations

1.	Only the original conference requester, the person scheduling the conference or Customer designated site coordinator, is authorized to cancel a scheduled conference.

2.
Cancellation of any or all Sites on a scheduled videoconference shall be permitted by ACT Videoconferencing without any penalty, charge or fee associated with such cancellation. Cancellation is permitted at any time prior to the Set-Up Period. However, any successful videoconference connection made by a Site to ACT Videoconferencing shall be chargeable for Actual Use time, in accordance with Section XI below.

E.	Conference Extension (during an active videoconference)

1.
Host Customer Site Coordinators and/or Customer Registered Site participants may request an extension of conference call time at any time during the scheduled time period. However, ACT Videoconferencing recommends that this be not less than fifteen (15) minutes prior to the scheduled end of the conference.

2.
Depending on port availability on the bridge, ACT Videoconferencing will schedule the extension to enable the conference to proceed beyond its originally allocated scheduled time. Disconnect and reconnect of conference may be required.

V.    Conference Support

A.	The designated Customer site coordinator or conference participant shall report to the ACT Videoconferencing CSC whenever a problem is experienced during the Set-Up period or an actual conference.

B.
ACT Videoconferencing will attempt to resolve issues so that the videoconference can continue or proceed without further delay if possible. If this is not possible, ACT Videoconferencing will offer to the location(s) experiencing the problem and the meeting host an option to participate in the conference via an audio port or, if applicable, conduct the meeting as an audio conference. If this alternative is not acceptable, ACT Videoconferencing will explore other alternatives with the meeting host.

C.	For problems that can not be resolved, ACT Videoconferencing will engage Problem Management for the next level of support (see Section VI. Problem Management).

VI.    Problem Management

A.
If BMS elects, Problem Management Service is engaged when conference support is unable to re-establish a conference or proactively through trend analysis. Upon initial notification of a problem, a ticket is opened. ACT Videoconferencing will initiate the coordination of the corrective action required to resolve whatever technical problem Customer is experiencing. All of this Problem Management ticket data will be gathered and provided in detailed monthly reports to Customer.

B.
In order for ACT Videoconferencing to initiate any service calls to third party vendors, Customer must ensure that ACT Videoconferencing is authorized to request service calls under third party maintenance agreements on Customer’s behalf.

C.	Specific Problem Management escalation information will be provided in the Policies & Procedures Guide.

VII.    Conference Reporting

A.	Utilization Reports

1.
ACT Videoconferencing will provide Customer with standard monthly Services utilization reports. The method of delivery of the reports will be through the web site in a downloadable version of a pdf file formatted for presentation and a raw data file in excel format.

•	Conference Statistics
•	Conference Details Complete
•	Conference Problem Summary
•	Conference Usage
•	Conference Usage by Site

2.	ACT Videoconferencing will provide Customer with custom reports upon request. See Attachment 3 – Service Pricing.

B.	Service Related Documents

ACT Videoconferencing will work with Customer to jointly develop a Policies and Procedures (Customer Procedures) document for general distribution for Customer Site Coordinators and Customer end users. This document will focus on the Services delivered by ACT Videoconferencing and will be written from the Customer viewpoint. The document will also include the forms identified pursuant to this SOW required for Site registration and reservations.

VIII.    Billing

A.	Individual pricing for Conference Service options shall be at the rates identified in Section XI below. ***

B.
ACT Videoconferencing will provide Customer *** to Customer’s corporate headquarters location via an EDI interface and mailed in hardcopy form. Customer shall be responsible for reasonable development fees associated with EDI setup.

IX.    Customer Responsibilities

A.	Customer will designate a single point of contact to manage the Videoconference Services relationship with ACT Videoconferencing.

B.	Customer will identify a designated Site Coordinator for each videoconference room. The designated Site Coordinators should be reasonably proficient in using videoconferencing systems.

C.	Customer will register Sites and re-register Sites in accordance with Section III herein. Customer will report trouble calls in accordance with Section V herein.

X.    Service and Performance Metrics

ACT Videoconferencing shall monitor the quality of its Services by tracking critical performance statistics. Within *** after ***, ACT Videoconferencing will attain the following performance level goals for videoconferences managed by the Conference Service Center (CSC):

A.	***

B.	***

C.	***

D.	***

E.	***

***

XI.    Service Charges

***

Refer to Attachment 3 & 4.